Office of the Minnesota Secretary of State

Minnesota Business Corporation | Intent to Dissolve

Minnesota Statutes, Chapter 302A.721

Read the instructions before completing this form.

Filing Fee: $55 for expedited service in-person and online filings, $35 if submitted by mail

1. Name of Corporation: (Required)

Puramed Bioscience, Inc.

2. The requisite vote of the shareholders approving the resolution to commence dissolution was approved, or the requisite shareholders entitled to vote signed a written action.

Check and Complete One of the Following Options: (Required)

☒ Date and Place of Shareholders' Meeting — August 22, 2014

(Date of shareholders' meeting)

1326 Schofield Avenue, Schofield, WI 54476

(List the place where the shareholders' meeting was held)

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
OCT 01 2014
Mark Ritchie
Secretary of State

OR

☐ Approved by Written Action

(Date Intent to Dissolve was signed)

3. I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

Signature of Authorized Person or Authorized Agent

Date 9/30/14

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

russ@puramedbioscience.com

☒ Check here to have your email address excluded from requests for bulk data, to the extent allowed by Minnesota law.

List a name and daytime phone number of a person who can be contacted about this form:

Contact Name	Phone Number
Russell Mitchell	(715) 359 6373

DCIntentToDissolveRev.7/15/2013